Exhibit 99.1

Corporate Communications
Department

NEWS Release

Investor Contacts:
Doug Wilburne — 401-457-2288	FOR IMMEDIATE RELEASE
Becky Rosenbaum — 401-457-2288

Media Contact:
David Sylvestre — 401-457-2362

Textron Reports Second Quarter Results

Reiterates 2011 Guidance

Providence, Rhode Island — July 20, 2011 — Textron Inc. (NYSE: TXT) today reported second quarter 2011 income from continuing operations of $0.29 per share, compared to income from continuing operations of $0.27 per share in the second quarter of 2010. Last year’s result included $0.02 per share in special charges.

Revenues in the quarter were $2.7 billion, up $19 million from the second quarter of 2010.  Segment profit was $196 million, up $35 million from the year-ago quarter.

“Second quarter results benefited from good execution and cost performance at Bell and Industrial,” said Textron Chairman and CEO Scott C. Donnelly.

“Cessna returned to an operating profit, driven primarily by higher delivery and aftermarket volumes compared to the first quarter,” Donnelly added.

Manufacturing cash flow before pension contributions was $171 million during the second quarter compared to $186 million during last year’s second quarter.  Textron’s consolidated net debt was $4.4 billion, down $288 million from the end of the first quarter 2011.

Outlook

Textron reiterated its forecast of 2011 earnings per share from continuing operations of $1.00 to $1.15 and manufacturing cash flow from continuing operations before pension contributions of between $800 - $850 million.

Donnelly continued, “The demand environment for commercial aircraft remained stable. Given current levels of customer interest and order activity, we expect a significant pick-up in demand in the second half of the year, similar to what we saw last year.”

First Quarter Segment Results

Cessna

Revenues increased $17 million, reflecting growth in aftermarket. Cessna delivered 38 new Citation jets in the quarter, compared with 43 deliveries in last year’s second quarter.

Segment profit increased $2 million on the higher revenues.

Cessna backlog at the end of the second quarter was $2.5 billion, down $113 million from the end of the first quarter 2011.

Bell

Bell revenues increased $49 million in the second quarter from the same period in the prior year.  Bell delivered 9 V-22’s, 8 H-1’s and 22 commercial aircraft in the quarter compared to 8 V-22’s, 3 H-1’s and 21 commercial units in last year’s second quarter.

Segment profit increased $12 million, reflecting improved performance.

Bell backlog at the end of the second quarter was $7.0 billion, down $365 million from the end of the first quarter 2011, reflecting military deliveries.

Textron Systems

Revenues at Textron Systems decreased $82 million, primarily due to lower unmanned aircraft system sales and lower mission support volume.

Segment profit decreased $21 million, primarily due to the lower volume.

Textron Systems backlog at the end of the second quarter was $1.6 billion, down $60 million from the end of the first quarter 2011.

Industrial

Industrial revenues increased $58 million, primarily due to a favorable foreign exchange impact. Segment profit increased $4 million on the higher revenue.

Finance

Finance segment revenues decreased $23 million compared to the second quarter of 2010, primarily due to reduced earnings on lower finance receivables.

Finance segment loss was lower by $38 million, primarily due to lower loan loss provisions and lower operating expenses, partially offset by lower interest margin on the reduced portfolio of finance receivables.

Since the end of the first quarter 2011, nonaccrual finance receivables decreased to $696 million from $836 million and sixty-day plus delinquencies decreased to $302 million from $418 million.

Charge-offs in the second quarter were $38 million compared to $16 million in the first quarter of 2011.

Finance receivables ended the quarter at $3.8 billion, down $317 million from the end of the first quarter 2011.

Textron Inc. 40 Westminster Street Providence, RI 02903-2596 (401) 421-2800

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Non-GAAP Measure

Manufacturing cash flow before pension contributions is a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release.

Conference Call Information

Textron will host its conference call today, July 20, 2011 at 8:00 a.m. (Eastern) to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 230-1951 in the U.S. or (612) 332-0342 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, July 20, 2011 by dialing (320) 365-3844; Access Code: 186399.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.

Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft Company, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, and Textron Systems. More information is available at www.textron.com.

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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend”, “plan,” “estimate,” “guidance”, “project”, “target”, “potential”, “will”, “should”, “could”, “likely”  or “may” and similar expressions intended to identify forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described herein under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following:

•                  Changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries;

•                  Changes in worldwide economic or political conditions that impact demand for our products, interest rates or foreign exchange rates;

•                  Our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

•                  The U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards;

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•                  Changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products;

•                  Our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables and of assets acquired upon foreclosure of receivables;

•                  Textron Financial Corporation’s (“TFC”) ability to maintain certain minimum levels of financial performance required under its committed bank line of credit and under Textron’s support agreement with TFC;

•                  Our ability to access the capital markets at reasonable rates;

•                  Performance issues with key suppliers, subcontractors or business partners;

•                  Legislative or regulatory actions impacting our operations or demand for our products;

•                  Our ability to control costs and successfully implement various cost-reduction activities;

•                  The efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs;

•                  The timing of our new product launches or certifications of our new aircraft products;

•                  Our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers;

•                  The extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;

•                  Increases in pension expenses or employee and retiree medical benefits;

•                  Uncertainty in estimating reserves, including reserves established to address contingent liabilities, unrecognized tax benefits, or potential losses on TFC’s receivables;

•                  Difficult conditions in the financial markets which may adversely impact our customers’ ability to fund or finance purchases of our products; and

•                  Continued volatility in the economy resulting in a prolonged downturn in the markets in which we do business.

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TEXTRON INC.
REVENUES BY SEGMENT AND RECONCILIATION OF SEGMENT PROFIT TO NET INCOME
THREE AND SIX MONTHS ENDED JULY 2, 2011 AND JULY 3, 2010
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010

REVENUES
MANUFACTURING:
Cessna	$652	$635	$1,208	$1,068
Bell	872	823	1,621	1,441
Textron Systems	452	534	897	992
Industrial	719	661	1,422	1,286
	2,695	2,653	5,148	4,787
FINANCE	33	56	59	132
Total revenues	$2,728	$2,709	$5,207	$4,919

SEGMENT PROFIT
MANUFACTURING:
Cessna	$5	$3	$(33)	$(21)
Bell	120	108	211	182
Textron Systems	49	70	102	125
Industrial	55	51	116	100
	229	232	396	386
FINANCE	(33)	(71)	(77)	(129)
Segment profit	196	161	319	257
Corporate expenses and other, net	(23)	(17)	(62)	(54)
Interest expense, net for Manufacturing group	(38)	(35)	(76)	(71)
Special charges (a)	—	(10)	—	(22)
Income from continuing operations before income taxes	135	99	181	110
Income tax expense (a)	(43)	(18)	(58)	(33)
Income from continuing operations	92	81	123	77
Discontinued operations, net of income taxes	(2)	1	(4)	(3)
Net income	$90	$82	$119	$74

EARNINGS PER SHARE
Income from continuing operations	$0.29	$0.27	$0.39	$0.26
Discontinued operations, net of income taxes	—	—	(0.01)	(0.01)
Net income	$0.29	$0.27	$0.38	$0.25
Diluted-weighted average shares outstanding	315,208,000	302,397,000	317,261,000	301,769,000

(a)                                  Special charges for the three months ended July 3, 2010 includes pre-tax restructuring costs of $10 million primarily for severance.  Special charges for the six months ended July 3, 2010 include two items:  pre-tax restructuring costs of $22 million primarily for severance, reflected in special charges expense; as well as an $11 million discrete tax charge related to the federal health-care legislation enacted in 2010 recorded in Income tax expense.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(In millions)	July 2, 2011	January 1, 2011
Assets
Cash and equivalents	$610	$898
Accounts receivable, net	874	892
Inventories	2,562	2,277
Other current assets	1,395	980
Net property, plant and equipment	1,964	1,932
Other assets	3,343	3,354
Textron Finance assets	4,091	4,949
Total Assets	$14,839	$15,282

Liabilities and Shareholders’ Equity
Short-term debt and current portion of long-term debt	$351	$19
Other current liabilities	2,657	2,638
Other liabilities	2,865	2,993
Long-term debt	2,192	2,283
Textron Finance liabilities	3,600	4,377
Total Liabilities	11,665	12,310

Total Shareholders’ Equity	3,174	2,972
Total Liabilities and Shareholders’ Equity	$14,839	$15,282

TEXTRON INC.

MANUFACTURING GROUP

Condensed Schedule of Cash Flows and Free Cash Flow GAAP to Non-GAAP Reconciliations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
(In millions)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Cash flows from operating activities:
Income from continuing operations	$113	$120	$175	$155
Dividends received from TFC	49	90	179	215
Capital contributions paid to TFC	(49)	(71)	(112)	(146)
Depreciation and amortization	93	88	180	170
Changes in working capital	5	(37)	(238)	(307)
Changes in other assets and liabilities and non-cash items	(138)	42	(38)	79
Net cash from operating activities of continuing operations	73	232	146	166
Cash flows from investing activities:
Capital expenditures	(91)	(45)	(169)	(83)
Net cash used in acquisitions	—	(25)	(3)	(43)
Other investing activities, net	1	2	(39)	(17)
Net cash from investing activities of continuing operations	(90)	(68)	(211)	(143)
Cash flows from financing activities:
Net intergroup borrowings	(335)	(62)	(395)	(212)
Increase (decrease) in short-term debt	(14)	—	189	—
Repayment of borrowings under line of credit facilities	—	(502)	—	(502)
Dividends paid	(6)	(6)	(11)	(11)
Other financing activities, net	(5)	2	(14)	(9)
Net cash from financing activities of continuing operations	(360)	(568)	(231)	(734)
Total cash flows from continuing operations	(377)	(404)	(296)	(711)
Total cash flows from discontinued operations	(1)	(4)	(2)	(3)
Effect of exchange rate changes on cash and equivalents	2	(1)	10	(13)
Net change in cash and equivalents	(376)	(409)	(288)	(727)
Cash and equivalents at beginning of period	986	1,430	898	1,748
Cash and equivalents at end of period	$610	$1,021	$610	$1,021

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations:

Net cash from operating activities of continuing operations — GAAP		$73	$232	$146	$166
Less:	Capital expenditures	(91)	(45)	(169)	(83)
	Dividends received from TFC	(49)	(90)	(179)	(215)
Plus:	Capital contributions paid to TFC	49	71	112	146
	Proceeds on sale of property, plant and equipment	—	2	1	3
	Total pension contributions	189	16	205	35
Manufacturing cash flow before pension contributions — Non-GAAP		$171	$186	$116	$52

		2011 Outlook
Net cash from operating activities of continuing operations - GAAP		$1,000 - $1,050
Less:	Capital expenditures	(430)
	Dividends received from TFC	(210)
Plus:	Capital contributions paid to TFC	190
	Total pension contributions	250
Manufacturing cash flow before pension contributions — Non-GAAP		$800 - $850

Free cash flow is a measure generally used by investors, analysts and management to gauge a company’s ability to generate cash from operations in excess of that necessary to be reinvested to sustain and grow the business and fund its obligations.  Our definition of Manufacturing free cash flow adjusts net cash from operating activities of continuing operations for dividends received from TFC, capital contributions provided under the Support Agreement, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.  Beginning in 2011, we changed our basis for projecting and measuring Manufacturing cash flow to adjust for all pension contributions, both mandatory and voluntary, so that the total impact of these contributions can be more clearly understood.  We believe that our calculation provides a relevant measure of liquidity and is a useful basis for assessing our ability to fund operations and obligations.  This measure is not a financial measure under GAAP and should be used in conjunction with GAAP cash measures provided in our Consolidated Statement of Cash Flows.  Prior periods have been recast to conform with this presentation.

TEXTRON INC.

Condensed Consolidated Schedule of Cash Flows

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
(In millions)	July 2, 2011	July 3, 2010	July 2, 2011	July 3, 2010
Cash flows from operating activities:
Income from continuing operations	$92	$81	$123	$77
Depreciation and amortization	100	97	195	187
Provision for losses on finance receivables	12	44	24	99
Changes in working capital	59	48	(149)	(222)
Changes in other assets and liabilities and non-cash items	(99)	69	26	109
Net cash from operating activities of continuing operations	164	339	219	250
Cash flows from investing activities:
Finance receivables originated or purchased	(34)	(125)	(110)	(270)
Finance receivables repaid	132	489	422	990
Proceeds on receivable sales	89	66	257	343
Capital expenditures	(91)	(45)	(169)	(83)
Net cash used in acquisitions	—	(25)	(3)	(43)
Proceeds from sale of repossessed assets and properties	44	34	72	66
Other investing activities, net	6	6	32	36
Net cash from investing activities of continuing operations	146	400	501	1,039
Cash flows from financing activities:
Repayment of borrowings under line of credit facilities	(690)	(502)	(940)	(502)
Increase (decrease) in short-term debt	(14)	—	189	—
Principal payments on long-term debt	(94)	(555)	(511)	(1,491)
Proceeds from issuance of long-term debt	121	8	265	28
Dividends paid	(6)	(6)	(11)	(11)
Other financing activities, net	1	2	(1)	2
Net cash from financing activities of continuing operations	(682)	(1,053)	(1,009)	(1,974)
Total cash flows from continuing operations	(372)	(314)	(289)	(685)
Total cash flows from discontinued operations	(1)	(4)	(2)	(3)
Effect of exchange rate changes on cash and equivalents	2	—	11	(13)
Net change in cash and equivalents	(371)	(318)	(280)	(701)
Cash and equivalents at beginning of period	1,022	1,509	931	1,892
Cash and equivalents at end of period	$651	$1,191	$651	$1,191